UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2013

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Term Loan Facility
On February 3, 2012, Columbia Property Trust, Inc. (the "Registrant"), through a wholly owned subsidiary, Columbia Property Trust Operating Partnership, L.P. (the "Borrower") entered into a four-year, unsecured term loan facility (the "Term Facility") with a syndicate of banks, with JPMorgan Securities LLC, and PNC Capital Markets LLC, serving as joint lead arrangers and joint bookrunners, which yielded initial gross proceeds of $375.0 million. The exercise of two accordion features during 2012 increased the total borrowings under the Term Facility to $450.0 million. On August 21, 2013, the parties to the Term Facility entered an amended and restated term loan agreement to, among other changes, (i) change the margins on the interest rate under the Term Facility, (ii) provide for one additional extension option for the Term Facility, (iii) provide for additional accordion options under the Term Facility, and (iv) revise certain covenants and restrictions under the Term Facility. Except as described herein, the terms of the Term Facility remain unchanged from those disclosed in the Current Report on Form 8-K filed on February 6, 2012.
As amended and restated, the Term Facility reduced the applicable margin on the interest rate to a range from 1.15% to 1.95% for the London Interbank Offered Rate ("LIBOR") or a range from 0.15% to 0.95% for the margin adjustment to the alternate base rate, based on the Borrower's applicable credit rating. Prior to amendment and restatement, the applicable margin on the interest rate was a range from 1.30% to 2.30% for LIBOR or a range from 0.30% to 1.30% for the margin adjustment to the alternate base rate. The interest rate on the Term Facility, as amended and restated, continues to be fixed with an interest rate swap agreement. Based on the terms of the interest rate swap and the Registrant's current credit rating, the interest rate on the Term Facility, as amended and restated, is effectively fixed at 2.28%.
The Term Facility, as amended and restated, provides for an additional extension option, which, along with the existing extension option, results in two options to extend the maturity date for one year per extension option upon payment of an extension fee in the amount of 0.125% of the amount outstanding under the Term Facility at the time of each such extension, provided that there is no default or event of default and a liquidity event has occurred.
In addition, the Term Facility, as amended and restated, provides four accordion options to increase total borrowings to $700 million, in minimum amounts of at least $25 million. No existing bank has any obligation to participate in such accordion options.
Under the Term Facility, as amended and restated, certain of the Borrower's covenants and financial restrictions have improved and thereby created additional flexibility for the Borrower:

•
The restriction on the Borrower's and the Registrant's net distributions has been removed, as well as the restriction on the Registrant's ability to repurchase shares of its common stock. However, with limited exceptions, the Borrower and the Registrant continue to be limited in their ability to make net distributions if a default or an event of default has occurred and is continuing or would result from the payment of net distributions.

•
Limitations on investments that fall outside the Borrower's core investments of improved office and industrial properties located in the United States has been removed, and instead provides that those limitations shall instead be limitations on the amount of credit that the Borrower may receive.

•
Finally, the Term Facility, as amended and restated, improved the capitalization rate used to determine the estimated value of the Borrower's properties for covenant purposes from 8.0% to 6.75% for certain properties, and 7.75% for other properties.

In connection with the amendment and restatement of the Term Facility, the Registrant entered a new Guaranty to unconditionally guarantee the Term Facility, and the subsidiary guarantors of the Registrant were released as guarantors of the Term Facility.
Revolving Facility
On May 7, 2010, the Registrant, through the Borrower, entered into a $500.0 million unsecured revolving facility (the "Revolving Facility") with a syndicate of banks, with JPMorgan Securities LLC, and PNC Capital Markets LLC, serving as joint lead arrangers and joint bookrunners. On August 21, 2013, the parties to the Revolving Facility entered an amended and restated credit agreement to, among other changes, (i) change the margins on the interest rate under the Revolving Facility, (ii) extend the maturity date and provide for an extension option for the Revolving Facility, (iii) enable the Registrant to increase the Revolving Facility amount, and (iv) revise certain restrictive covenants under the Revolving Facility. Except as described herein, the terms of the Revolving Facility remain unchanged from those disclosed in the Current Reports on Form 8-K filed on May 12, 2010 and July 14, 2011.
As amended and restated, the Revolving Facility reduced the applicable margin on the interest rate to a range from 1.00% to 1.70% for LIBOR or a range from 0.00% to 0.70% for the margin adjustment to the alternate base rate, based on the Borrower's applicable credit rating. Prior to amendment and restatement, the applicable margin on the interest rate was a range from 1.25% to 2.05% for LIBOR or a range from 0.25% to 1.05% for the margin adjustment to the alternate base rate. Additionally, the per annum facility fee on the aggregate revolving commitment (used or unused) now ranges from 0.15% to 0.35%, also based on the Borrower's applicable credit rating.
Under the Revolving Facility, as amended and restated, the Borrower is required to repay outstanding principal and accrued interest on August 20, 2017, provided that the maturity date shall be September 30, 2015 if a liquidity event has not occurred by such date. In addition, the Borrower has one option to extend the maturity date for one year upon payment of an extension fee in the amount of 0.15% of the amount outstanding under the Term Facility at the time of the extension, provided that there is no default or event of default and a liquidity event has occurred.
The Revolving Facility, as amended and restated, provides the ability for the Borrower to increase the amount of the Revolving Facility up to $800 million on four occasions during the term in minimum amounts of at least $25 million, provided that no existing bank has any obligation to participate in such increase.
In addition, under the Revolving Facility, as amended and restated, certain of the Borrower's covenants and financial restrictions have improved and thereby created additional flexibility for the Borrower:

•
The restriction on the Borrower's and the Registrant's net distributions has been removed as well as the restriction on the Registrant's ability to repurchase shares of its common stock. However, with limited exceptions, the Borrower and the Registrant continue to be limited in their ability to make net distributions if a default or an event of default has occurred and is continuing or would result from the payment of net distributions.

•
Limitations on investments that fall outside the Borrower's core investments of improved office and industrial properties located in the United States has been removed, and instead provides that those limitations shall instead be limitations on the amount of credit that the Borrower may receive.

•
Finally, the Revolving Facility, as amended and restated, improved the capitalization rate used to determine the estimated value of the Borrower's properties for covenant purposes from 8.0% to 6.75% for certain properties, and 7.75% for other properties.

In connection with the amendment and restatement of the Revolving Facility, the Registrant entered a new Guaranty to unconditionally guarantee the Revolving Facility and the subsidiary guarantors of the Registrant were released as guarantors of the Revolving Facility.
Release of Senior Note Guarantors
On August 21, 2013, in connection with the release of the subsidiary guarantors under the Term Loan and the Revolving Facility, the subsidiary guarantors that guaranteed payment of the Borrower's 5.875% Senior Notes due 2018 issued pursuant to the Indenture by and among the Registrant, the Borrower, certain indirect and direct subsidiaries of each of the Registrant and the Borrower and U.S. Bank National Association, as trustee, dated as of April 4, 2011, were released as guarantors.
Item 7.01 Regulation FD Disclosure.

On August 26, 2013, the Company published a press release announcing the amendment and restatement of the Term Facility and Revolving Facility. A copy of this press release is provided at Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 of Form 8-K and the attached Exhibit 99.1 is furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be “filed” with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: August 26, 2013	By:	/s/ Wendy W. Gill
Wendy W. Gill
Chief Accounting Officer and Treasurer